EXHIBIT 99.1



                         Double Eagle Petroleum Company
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     P. O. Box 766 o Casper, WY 82602 o 1-307-237-9330 o Fax: 1-307-266-1823

From the desk of Steve Hollis, President

FOR RELEASE AT 11:00 AM, EST
Date: May 13, 2004

               Double Eagle Petroleum Reports Record First Quarter

Casper, Wyoming - Double Eagle Petroleum Co. (NASDAQ: DBLE) today announced record quarterly revenues, earnings and production for the quarter ended March 31, 2004.

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                      Three Months        Three Months           Percent
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                        3/31/2004          3/31/2003              Change
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Revenues               $ 2,187,258        $ 1,209,571             +80.8%
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Earnings               $   808,323        $   150,849             +435.8%
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Cashflow               $ 1,009,104       ($    58,510)                NA
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Production (mcfe)          453,982            330,114               +37.5%
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     Double Eagle continued to increase natural gas production at Cow Creek
Field in Carbon County, Wyoming, where the Company is developing gas from the Mesaverde coals at a depth of 1,000 to 2,000 feet. Fourteen wells are currently drilled and capable of production, with eleven now producing and three waiting on a fracture stimulation. Cow Creek Field produced an average of 3.338 million cubic feet per day during the first quarter of 2004. Continued work on the facilities and wells had the field producing 5.357 million cubic feet on May 11, 2004.

     The Company is also participating in the drilling of 24 wells at Doty Mountain with Anadarko Petroleum Company as operator. Two wells have been drilled and the third should be completed within a week. The remainder are planned to be drilled through the summer. Double Eagle expects to have an interest slightly in excess of 25% in these wells, however the final working interest will be determined after the pod of wells has been completed.

     Stephen H. Hollis, President of Double Eagle Petroleum Co., commented: "The wells at Cow Creek are performing very well. We believe that we have found a way to produce the Mesaverde coal beds economically. In 2004, we hope to participate in over forty additional wells in the Mesaverde coal bed fairway and we have identified over 400 locations in which we would have an interest in the fairway. If the wells continue to be successful, of which we are not assured, we believe we have at least three more years of development drilling to do."

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     Founded in 1972, Double Eagle Petroleum Co. explores for, develops, and sells crude oil and natural gas. The Company's current areas of exploration and development focus on Southwestern Wyoming, the Powder River Basin and the Wind River Basin in Wyoming.

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     This release may contain forward-looking statements regarding Double Eagle
Petroleum Co.'s future and expected performance based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Company Contact:
Steve Hollis, President
(307) 237-9330